                               WARRANT CERTIFICATE


        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES OR A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS PROVIDED TO THE COMPANY TO THE EFFECT THAT NO REGISTRATIONS ARE REQUIRED UNDER SUCH SECURITIES LAWS.


Warrant No. 1                                                   358,423 Warrants
                                                          (Subject to Adjustment
                                                             as Provided Herein)

                            SOFTWARE.NET CORPORATION

                               WARRANT CERTIFICATE


     This warrant certificate ("Warrant Certificate") certifies that for value received AMERICA ONLINE, INC., 22000 AOL Way, Dulles, Virginia 20166, or its registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of software.net Corporation, a Delaware corporation (fomerly CyberSource Corporation, a California corporation) (the "Company"), at a purchase price of $8.37 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

     1. Warrant; Purchase Price. Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $8.37 per share of Common Stock (the "Purchase Price"). The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of Common Stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

     2.   Exercise; Expiration Date.

          2.1. The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time in an amount up to 9,956 Warrants for each full month following March 1, 1998 and ending, in each case, on the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants. Notwithstanding the foregoing provisions of this Section 2.1, in the event of a Change of Control (as hereafter defined), any outstanding Warrants granted hereunder that are not then exercisable, in accordance with the vesting provisions set forth in this
Section 2.1, shall become immediately exercisable. For purposes of this Section 2.1, a Change of Control shall mean (i) at such time as any person (other than existing shareholders of the Company) obtains the right to designate a majority of the members of the Company's Board of Directors or acquires sufficient shares of the Company's outstanding voting stock to cause the election of a majority of the seats on the Company's Board of Directors, (ii) the Company merges with another entity and the Company's stockholders prior to the merger do not retain control of the combined entity, or (iii) the Company sells substantially all of its assets or capital stock.

          2.2. The term "Expiration Date" shall mean 5:00 p.m. California time on March 1, 2005 or if such day shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 p.m. California time the next following day which in the State of California is not a holiday or a day on which banks are authorized to close.

     3.   Registration and Transfer on Company Books.

          3.1. The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

          3.2. Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

     4. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise or exchange of all outstanding Warrants and upon conversion of shares issuable upon exercise of such Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, or the Nasdaq National Market on which the other shares of such outstanding capital stock of the Company are then listed or traded.

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

     5. Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if Holder is an institutional investor or a nominee of an institutional investor, such institutional investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     6.   Adjustment of Purchase Price and Number of Shares Deliverable.

          6.1. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

               (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph
(a) shall become effective retroactively as of the record date of such event.

               (b) In case the Company shall issue rights, options or warrants or securities convertible into or exercisable or exchangeable directly or indirectly into Common Stock to all holders of its shares of Common Stock , entitling them to subscribe for or purchase shares of Common Stock at a price per share which (together with the value of the consideration, if any, payable for such rights, options, warrants or convertible securities) is lower on the record date referred to below than the then Market Price Per Share of such Common Stock (as determined pursuant to Section 9.2) the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Price Per Share of such Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities. In the case such subscription price may be paid in consideration, part of which or all which is in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company.

               (c) In case the Company shall distribute to all holders of its shares of Common Stock, or all holders of Common Stock shall otherwise become entitled to receive, shares of capital stock of the Company (other than dividends or distributions on its Common Stock referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of the Company's capital stock or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Share of the Warrant Shares (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Share of the Warrant Shares on such record date, less the then fair value (as determined by the Board of Directors of the Company, in good faith) of the portion of the shares of the Company's capital stock other than Common Stock, evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Warrant Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

               (d) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

               (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be accordingly adjusted in order to reflect the number of Warrant Shares then and thereafter issuable.


          6.2. In the event the Company shall declare a dividend, or make a distribution to the holders of its Series D Preferred generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding any dividend or distribution referred to in Section 6.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 6.2, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Series D Preferred and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Series D Preferred as determined in good faith by the Board of Directors of the Company.

          6.3. No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

          6.4. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          6.5. In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

               (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock); or

               (b) the Company shall offer for subscription to the holders of the Common Stock (as a class) any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

               (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

               (d) the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Stock; or

               (e) there shall be any capital change in the Company as set forth in Section 6.1(d); or

               (f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity); (each such event hereinafter being referred to as a "Notification Event"); or

the Company shall cause to be mailed to the Holder, not less than 20 days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if 20 days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

          6.6. The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     7.   Conversion Rights.

          7.1. In lieu of exercising of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of each Warrant multiplied by (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion.

          7.2. The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding, provided that they are at the time currently exercisable. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit
B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

     8. Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     9.   Fractional Shares and Warrants; Determination of Market Price Per
Share.

          9.1. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

          9.2. As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of the Company's Common Stock for the five trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on Nasdaq National Market or any comparable system, or if such Common Stock is not reported on Nasdaq National Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company.

     10. Registration and Information Rights. The Holder shall be entitled to the registration rights, the special covenants of the Company relating to certain rights to information, and other covenants contained in that certain Registration Rights Agreement dated as of March 18, 1998, between the Holder and the Company and Common Stock and Warrant Subscription Agreement dated as of March 18, 1998, between the Holder and the Company (the "Subscription Agreement").

     11. Transferability of Warrant. THIS WARRANT CERTIFICATE AND/OR THE WARRANTS MAY ONLY BE TRANSFERRED UPON COMPLIANCE WITH THE TERMS OF THE SUBSCRIPTION AGREEMENT.

     12.  Amendments.

          12.1. Any term of this Warrant Certificate may be amended and the observance of any term of the Warrant Certificate may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

          12.2. No waivers of, or exceptions to, any term, condition or provision of this Warrant Certificate, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     13. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 17 day of June, 1998


                                  SOFTWARE.NET CORPORATION, a
                                  Delaware corporation.

                                  By: /s/ Mark L. Breier
                                      -----------------------------
                                  Name:    Mark L. Brier
                                  Title:   President and Chief Executive Officer

                                    EXHIBIT A


                               NOTICE OF EXERCISE


     The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                    EXHIBIT B


                              NOTICE OF CONVERSION


     The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares"). The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------